Exhibit 4

      THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO AN EXEMPTION UNDER SUCH ACT.

W-01-301                                                              Void after
                                                               December 10, 2004

                                     WARRANT
                                       of
                         TERAGLOBAL COMMUNCIATIONS CORP.

      THIS CERTIFIES THAT, for value received, WallerSutton 2000 L.P., a Delaware limited partnership, together with his, her or its successors and assigns (the "Holder") is entitled to subscribe for and purchase, on the terms hereof, a number of shares of common stock, par value $.001 ("Common Stock") of TeraGlobal Communications Corp., a Delaware corporation (the "Company" or "TeraGlobal"), equal to 21.428 % of the Company's then outstanding Common Stock at the time of vesting, including all of the Company's outstanding Common Stock and common stock equivalents that are convertible into and exercisable for Common Stock of TeraGlobal at the then current market price or an exercise price not more than 20% above the then current market price, subject to the following terms and conditions:

      1. Convertible Promissory Note and Warrant Purchase Agreement. This Warrant ("Warrant") is issued pursuant to that certain Convertible Promissory Note and Warrant Purchase Agreement dated December 10, 2001 (the "Agreement") by and among the Company and the Holder and will vest upon the earlier to occur of
(1) June 1, 2002, if the Company has not received at least $6.6 million in debt and/or equity financing in a Next Qualified Financing as that term is defined in the Agreement, (2) an event of default has occurred under any Note issued pursuant to the Agreement, and (3) Spencer Trask Ventures, Inc. terminates or elects not to proceed with the marketing of the financing set forth in its term sheet with the Company dated October 24, 2001.

      2. Exercise of Warrant. The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby may be purchased, are as follows:

            2.1 Term. Subject to the terms hereof, this Warrant may be exercised at any time, or from time to time, in whole or in part (the "Exercise Date"), after the date hereof; provided, however, that in no event may this Warrant be exercised later than 5:00 p.m. (Pacific Time) on the close of business on December 10, 2004.

            2.2 Exercise Price. The Exercise Price per share for the Common Stock shall be equal to $.001 per share ("Warrant Exercise Price"), subject to adjustment as set forth below.

            2.3 Method of Exercise. The exercise of the purchase rights evidenced by this Warrant shall be effected by (a) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto as Exhibit A, to the Company at its principal offices and (b) the delivery of the purchase price by check payable to the Company's order or by wire transfer of same day funds to the Company's account for the number of shares for which the purchase rights hereunder are being exercised or any other form of consideration approved by the Company's Board of Directors (the "Board"). Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided herein or at such later date as may be specified in the executed form of subscription, and at such time, the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such exercise, as provided herein, shall be deemed to have become the holder or holders of record thereof.

            2.4 Net Issue Exercise. In lieu of exercising this Warrant by paying the Exercise Price in cash or by check, Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the Company's principal office together with the Notice of Cashless Exercise attached hereto as Exhibit B duly completed and executed in which event the Company shall issue to Holder a number of shares of Common Stock computed using the following formula:

                  Z  =  (Y) (X-W)
                        ---------
                            X

            where:

                  Z = The number of Common Stock to be issued to Holder.

                  Y = The number of shares of Common Stock being purchased under this Warrant.

                  X = The fair  market  value of one Common  Stock  Share at the date of such calculation.

                  W = Exercise   Price  (as  adjusted  to  the  date  of  such
                      calculations).

For purposes of this Section, the fair market value of one Common Stock Share shall be equal to the average closing bid price for the Common Stock for the twenty (20) trading days prior to the date of exercise; or, if the Common Stock is no longer traded on an exchange, the fair market value of such share as determined in good faith by the Board.

      3. Adjustments to Exercise Price. The number of shares of Common Stock issuable upon the exercise of this Warrant and the exercise price hereunder shall be subject to adjustment from time to time upon the happening of certain events, as follows:

            3.1 Splits and Subdivisions. If the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Stock (hereinafter referred to as the "New Equity Equivalents") without payment of any consideration by such holder for the additional Common Stock or New Equity Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the purchase price shall be appropriately decreased and the number of Common Stock which this Warrant is exercisable for, if any, shall be appropriately increased in proportion to such increase of outstanding shares.

            3.2 Combination of Shares. If the number of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Stock, the purchase price shall be appropriately increased and the number of Common Stock which this Warrant is exercisable for, if any, shall be appropriately decreased in proportion to such decrease in outstanding shares.

            3.3 Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 3.1, then, in each such case for the purpose of this Section 3.3, upon exercise of this Warrant the Holder shall be entitled to a proportionate share of any such distribution as though such Holder was the holder of the number of Common Stock into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

            3.4 Reclassification or Reorganization. If the Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Sections 3.1, 3.2 and 3.3 above, then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

            3.5 Acquisition or Consolidation. If TeraGlobal effects a consolidation or merger with another corporation, or the sale of all or substantially all of its assets or other transaction in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (a "Transaction"), then, as a condition of such Transaction, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Transaction, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of Shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

            3.6 Antidilution. In the event that TeraGlobal issues or grants any warrants or other convertible security pursuant to which Common Stock of TeraGlobal may be acquired at a price less than the Warrant Exercise Price, the Warrant Exercise Price of all Warrants issued or to be issued in connection with this financing will automatically be reduced to such lower exercise price (this is intended to be a "full ratchet" adjustment). Such adjustment shall be made successively whenever such an issuance is made.

            3.7 Notice of Adjustments and Record Dates. The Company shall promptly notify the Holder in writing of each adjustment or readjustment of the exercise price hereunder and the number of shares of Common Stock issuable upon the exercise of this Warrant. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based. In the event of any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall notify the Holder in writing of such record date at least twenty (20) days prior to the date specified therein.

            3.8 No Impairment. The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant.

      4. Replacement of the Warrant. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of the Warrant, the Company at its expense shall execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.

      5. Investment Intent. Unless a current registration statement under the Securities Act of 1933, as amended, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of any securities acquired upon exercise hereof, the Holder shall deliver to the Company a written statement that the securities acquired by the Holder upon exercise hereof are for the account of the Holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and are being acquired with no present intention (at any such time) of offering or distributing such securities (or any portion thereof).

      6. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder as a stockholder of the Company.

      7. Miscellaneous.

            7.1 Transfer of Warrant. The rights represented by this Warrant are transferable only on the books of the Company at its corporate office in San Diego, California, by the Holder upon surrender of this Warrant properly endorsed.

            7.2 Titles and Subtitles. The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.

            7.3 Notices. Any notice required or permitted under this Warrant shall be given in writing and in accordance with Section 7.3 of the Agreement (for purposes of which, the term "Investors" shall mean Holder hereunder), except as otherwise expressly provided in this Warrant.

            7.4 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

            7.5 Amendments and Waivers. This Warrant is issued by the Company pursuant to the Agreement. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), in accordance with Section 4.5 of the Agreement. Any amendment or waiver effected in accordance with this Section 7.5 shall be binding upon the Holder of this Warrant (and of any securities into which this Warrant is convertible), each future holder of all such securities, and the Company.

            7.6 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            7.7 Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its conflicts of laws principles.

            7.8 Registration Rights. The Common Stock issuable upon the exercise of this Warrant constitutes "Registrable Securities" under that certain Registration Rights Agreement dated December 10, 2001 between the Company and certain investors and, accordingly, has the benefit of registration rights pursuant to that Agreement.

            7.9 Reservation and Authorization of Common Stock. The Company shall at all times reserve a sufficient number of shares of common stock for issuance upon exercise of this

Warrant, which stock, upon issuance in accordance with the terms of this Warrant, will be duly authorized, validly issued, fully paid and non-assessable.

            7.10 Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant (and the Common Stock issuable upon conversion thereof) shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

Date:  December 10, 2001                         TERAGLOBAL COMMUNICATIONS CORP.
                                                 a Delaware corporation

                                                 By:
                                                      __________________________
                                                      Robert E. Randall,
                                                      Chief Executive Officer

ACKNOWLEDGED AND AGREED:

________________________________________________
         (Print Name of Holder)

________________________________________________
         (Signature of Holder)

________________________________________________
         (Title of Holder Not an Individual)

                                    EXHIBIT A
                                    ---------

                              FORM OF SUBSCRIPTION

                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)

To: TERAGLOBAL COMMUNICATIONS CORP.

      The undersigned, the holder of the Warrant attached hereto, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, __________* shares of Common Stock of TeraGlobal Communications Corp., and herewith makes payment of $__________ and requests that the certificates for such shares be issued in the name of, and delivered to ___________________________________________, whose address is
___________________________________________________________________,  and  whose social security number/taxpayer identification number is _________________.

Dated: ______________________________   ________________________________________
                                        (Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

                                        ________________________________________
                                                     (Print Name)

                             Address:   ________________________________________

                                        ________________________________________

                                        ________________________________________

* Insert here the number of shares as to which the Warrant is being exercised.

                                   Exhibit A-1

                                    EXHIBIT B
                                    ---------

                           NOTICE OF CASHLESS EXERCISE

To: TERAGLOBAL COMMUNICATIONS CORP.


      (1) The undersigned hereby elects to acquire in a cashless exercise ______________ shares of Common Stock (as defined in the attached Warrant) of TeraGlobal Communications Corp. pursuant to the terms of Section 2.7 of the attached Warrant.

      (2) Please issue a certificate or certificates representing such Common Stock in the name of the undersigned or in such other name as is specified below:

                                             ___________________________________

                                             By:   _____________________________

                                             Name: _____________________________

                                   Exhibit B-1